UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2022

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
7373 Gateway Boulevard Newark, CA (Address of Principal Executive Offices)	94560 (Zip Code)
Registrant’s telephone number, including area code: (510) 648-3553

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2022, at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Lucid Group, Inc. (the “Company”), the Company’s stockholders approved the Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan (including the Lucid Group, Inc. 2021 Employee Stock Purchase Plan attached thereto) (the “Incentive Plan”). Under the Incentive Plan as approved by the Company’s stockholders at the Annual Meeting, the number of shares available for issuance has been increased by 15,000,000 shares effective as of the date of the Annual Meeting.  A more complete description of the terms of the Incentive Plan can be found in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2022 (the “Proxy Statement”), which description is incorporated by reference herein. The foregoing and the summary in the Proxy Statement are not complete summaries of the terms of the Incentive Plan and are qualified by reference to the text of the Incentive Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 9, 2022. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. At the close of business on April 12, 2022, the record date for the Annual Meeting, there were 1,667,235,197 shares of Common Stock outstanding and entitled to vote.

At the Annual Meeting, the Company’s stockholders voted on the following five proposals, each of which is described in more detail in the Proxy Statement. The number of votes cast with respect to each proposal was as indicated below:

1.	Election of Directors. The following nine nominees were elected to serve as directors until the Company’s 2023 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal, based on the following results of voting:

Nominee	Votes For	Votes Withheld	Broker Non- Votes
Turqi Alnowaiser	1,149,011,471	16,797,406	172,797,405
Glenn R. August	1,158,640,930	7,167,947	172,797,405
Nancy Gioia	1,164,173,137	1,635,740	172,797,405
Frank Lindenberg	1,154,546,580	11,262,297	172,797,405
Andrew Liveris	1,125,641,565	40,167,312	172,797,405
Nichelle Maynard-Elliott	1,163,780,084	2,028,793	172,797,405
Tony Posawatz	1,154,338,692	11,470,185	172,797,405
Peter Rawlinson	1,164,222,387	1,586,490	172,797,405
Janet S. Wong	1,164,003,867	1,805,010	172,797,405

2.	Ratification of the Selection of the Independent Registered Public Accounting Firm. The ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022, was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,333,052,235	3,619,398	1,934,649	N/A

3.	Advisory Non-Binding Vote Regarding the Company’s 2021 Executive Compensation. The results of the advisory vote regarding the Company’s 2021 executive compensation as disclosed in the Proxy Statement were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,150,517,587	14,011,579	1,279,711	172,797,405

4.	Advisory Non-Binding Vote Regarding the Frequency of Future Stockholder Advisory Votes on Executive Compensation. The results of the advisory, non-binding vote regarding how frequently the Company’s stockholders will vote on the Company’s executive compensation were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
1,145,130,222	863,359	1,815,905	17,999,391	172,797,405

5.	Approval of the Amendment of the Lucid Group, Inc. 2021 Stock Incentive Plan. The amendment of the Lucid Group, Inc. 2021 Stock Incentive Plan was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,121,261,133	42,980,275	1,567,469	172,797,405

In light of the voting results for Proposal No. 4 as disclosed above and the Company’s Board of Directors’ recommendation that the Company hold an advisory non-binding vote on the compensation of the Company’s named executive officers every year, the Company will hold an advisory non-binding vote on the compensation of the Company’s named executive officers every year until the next required advisory non-binding vote on the frequency of the advisory non-binding vote on the compensation of the Company’s named executive officers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan (including the Lucid Group, Inc. 2021 Employee Stock Purchase Plan, attached thereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2022	Lucid Group, Inc.

	By:	/s/ Sherry House
		Name:	Sherry House
		Title:	Chief Financial Officer